TranSwitch Corporation Announces Closing of

Steinhardt Equity Investment

SHELTON, CT – August 22, 2013 –TranSwitch Corporation (OTCQB: TXCC), a leading provider of semiconductor solutions in the rapidly growing consumer electronics and telecommunications markets, today confirmed the closing of its previously announced $2.5 million equity investment from Ilex Partners, LLC (“Ilex”), managed by Mr. Michael Steinhardt.

“We welcome this new equity investment by our largest shareholder, a legendary investor, and appreciate the confidence he has placed in our company’s new direction,” stated Dr. M. Ali Khatibzadeh, President and CEO of TranSwitch Corporation. “This equity investment comes at a critical juncture of the company’s transformation and will have a significant impact on the growth of our new video connectivity business without taking on debt.” As previously announced, the Company also granted to Ilex the right to make a further equity investment of $ 2.5 million within six months.

Proceeds from this transaction will be used for general corporate and working capital purposes.

About TranSwitch Corporation

TranSwitch Corporation (OTCQB:TXCC) provides innovative integrated circuit (IC) and intellectual property (IP) solutions that deliver core functionality for video, voice, and data communications equipment for the customer premises and network infrastructure markets. For the customer-premises market, we offer multi-standard, high-speed interconnect solutions enabling the distribution and presentation of high-definition (HD) video and data content for consumer electronics applications. We also provide a family of best-in-class communications processors. For the network infrastructure market we provide integrated multi-core network processor System-on-a-Chip (SoC) solutions for Fixed, 3G and 4G Mobile, VoIP and Multimedia applications. TranSwitch’s customers are leading consumer electronics and telecom equipment companies around the globe. For more information, please visit www.transwitch.com.

TranSwitch Corporation Announces Closing of Steinhardt Equity Investment	Page 2

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo

Investor Relations

Phone: 203.929.8810 ext. 2254

TranSwitch Corporation	3 Enterprise Drive	Shelton, CT 06484 USA	(203) 929-8810	Fax: (203) 926-9453	www.transwitch.com